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                                                                 EXHIBIT 10(MM)

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                         TRANSITION SERVICES AGREEMENT

                                 by and between

                              GOODRICH CORPORATION

                                      and

                             ENPRO INDUSTRIES, INC.

                                  dated as of
                                  May 31, 2002


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                               TABLE OF CONTENTS

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
ARTICLE 1          TERM.......................................................................................    1

         Section 1.01      Term of the Agreement.............................................................     1

ARTICLE 2          SERVICES...................................................................................    2

         Section 2.01      Services Provided by Goodrich.....................................................     2

         Section 2.02      Payment for Services Provided by Goodrich.........................................     2

ARTICLE 3         CONTRACTS..................................................................................     2

         Section 3.01      Use of Certain Contracts..........................................................     2

         Section 3.02      Payment for Goods and Services Purchased by the EnPro
                           Group Under the Subject Contracts.................................................     2

         Section 3.03      Liability and Indemnification.....................................................     2

ARTICLE 4         TERMINATION................................................................................     3

         Section 4.01      Automatic Termination.............................................................     3

         Section 4.02      Termination With Notice...........................................................     3

         Section 4.03      Mutual Cooperation and Additional Assumptions.....................................     3

ARTICLE 5         GENERAL....................................................................................     3

         Section 5.01      Amendments; Non-Waiver............................................................     3

         Section 5.02      Notices...........................................................................     3

         Section 5.03      Governing Law.....................................................................     4

         Section 5.04      Level of Service..................................................................     4

         Section 5.05      Transitional Nature of Services; Changes..........................................     4

         Section 5.06      Mutual Cooperation................................................................     4

         Section 5.07      Independent Contractors...........................................................     5

         Section 5.08      Severability......................................................................     5

         Section 5.09      Entire Agreement..................................................................     5

         Section 5.10      Assignment........................................................................     5

         Section 5.11      Interpretation....................................................................     5

         Section 5.12      Nonexclusive Remedies.............................................................     6

         Section 5.13      Third-Party Beneficiaries.........................................................     6

         Section 5.14      Counterparts; Effectiveness.......................................................     6

         Section 5.15      Survival..........................................................................     6
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                         TRANSITION SERVICES AGREEMENT

         TRANSITION SERVICES AGREEMENT (this "AGREEMENT"), dated as of May 31, 2002, by and between Goodrich Corporation, a New York corporation ("GOODRICH"), and EnPro Industries, Inc., a North Carolina corporation ("ENPRO").

                                    RECITALS

         A. The Board of Directors of Goodrich has determined that it is in the best interests of Goodrich and its shareholders to separate Goodrich's engineered industrial products business from its other existing businesses.

         B. The Board of Directors of Goodrich, after consultation with Goodrich's management and financial and legal advisors, has determined that it is appropriate and in the best interests of Goodrich and the Goodrich Shareholders to divest Goodrich's indirect ownership interest in the EnPro Business, through a pro rata distribution of all of the EnPro Common Stock to the Goodrich Shareholders pursuant to the terms and subject to the conditions of this Agreement (the "DISTRIBUTION").

         C. Goodrich and EnPro are entering into a Distribution Agreement (the "DISTRIBUTION AGREEMENT") and other Ancillary Agreements (as defined in the Distribution Agreement), including this Agreement, that set forth the matters relating to the relationship and the respective rights and obligations of Goodrich and EnPro to one another following the Distribution.

         D. In connection with the Distribution, Goodrich and EnPro have agreed to enter into this Agreement in order for Goodrich to assist EnPro by providing certain temporary transitional services and support not otherwise specified in any of the Ancillary Agreements.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and undertakings contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Goodrich and EnPro hereby agree as follows:

                                   ARTICLE 1

                                      TERM

         Section 1.01 Term of the Agreement. The term of this Agreement shall be from the date hereof (the "EFFECTIVE DATE") to and including December 31, 2002 (the "TERM"), although the actual duration of specific services may be for a shorter or longer period as provided on the Schedules attached hereto. The Term may be extended by the mutual agreement of Goodrich and EnPro.


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                                   ARTICLE 2

                                    SERVICES

         Section 2.01 Services Provided by Goodrich. Goodrich shall provide to EnPro during the Term of this Agreement the services listed on Schedule A-1 and Schedule A-2 attached hereto. The services listed on Schedule A-1 and Schedule A-2 are based on the understanding of the parties hereto of the transitional services reasonably required by EnPro at the date of this Agreement. EnPro may reduce or terminate any specific services at any time upon 30 days' written notice.

         Section 2.02      Payment for Services Provided by Goodrich.

                  (a) EnPro shall pay Goodrich on a monthly basis, for services provided to EnPro by Goodrich hereunder, (i) amounts specified as "Cost Allocated to EnPro" on Schedule A-1 and Schedule A-2, (ii) reasonable out-of-pocket direct expenses incurred by Goodrich in connection with providing services and (iii) charges by third party service providers that are attributable to services provided to or for EnPro and are not included in (i) or (ii) above. To the extent that EnPro has provided notice to reduce services in accordance with Section 2.01 the "Cost Allocated to EnPro" shall be appropriately reduced.

                  (b) Charges for the services shall be invoiced on or about the tenth day of the calendar month next following the calendar month in which the services have been performed, and such invoice shall be paid within 30 days following receipt thereof.

                                   ARTICLE 3

                                   CONTRACTS

         Section 3.01 Use of Certain Contracts. Subject to the approval of third party vendors or service providers, Goodrich will allow EnPro and its U.S. subsidiaries (collectively the "ENPRO GROUP") to purchase goods and services under or otherwise utilize the contracts listed in Schedule A-3 (the "SUBJECT CONTRACTS") during the terms set forth in that schedule. EnPro's right to purchase goods and services under or otherwise utilize the Subject Contracts shall terminate at the end of the terms set forth in Schedule A-3 unless the terms are extended by mutual agreement of Goodrich and EnPro.

         Section 3.02 Payment for Goods and Services Purchased by the EnPro Group Under the Subject Contracts. Any member of the EnPro Group shall pay vendors/service providers directly for all goods and services received by the EnPro Group under the Subject Contracts unless different methods of payment or payees are set forth in Schedule A-3.

         Section 3.03 Indemnification. EnPro shall be solely liable and responsible for all costs incurred by the EnPro Group under the Subject Contracts and shall indemnify, defend, save and hold harmless Goodrich and its subsidiaries from and against every claim, obligation, liability, cost and expense arising out of the EnPro Group's purchase of goods and services under or other use of the Subject Contracts.


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                                   ARTICLE 4

                                  TERMINATION

         Section 4.01 Automatic Termination. This Agreement automatically will terminate at the conclusion of the Term unless such Term is extended in accordance with Section 1.01 hereto.

         Section 4.02 Termination With Notice. If either Goodrich or EnPro (the "DEFAULTING PARTY") fails adequately to perform in any material respect any of its material obligations under this Agreement, whether voluntarily or involuntarily, the other may terminate this Agreement upon 120 days' written notice to the Defaulting Party that it has so failed to perform its obligations under this Agreement, unless during such period the Defaulting Party remedies such failure.

         Section 4.03 Mutual Cooperation and Additional Assumptions. Prior to the termination of this Agreement, the parties shall reasonably cooperate in good faith to facilitate an orderly transition of responsibility for the services, and each party shall deliver to the other party copies of such documents, records and information as are reasonably necessary to achieve such transition. Upon the termination of this Agreement, Goodrich promptly shall deliver to EnPro copies of all remaining documents, records and information in Goodrich's possession and owned by EnPro or to which EnPro is otherwise entitled pursuant to the other Ancillary Agreements that may be reasonably necessary for the other party to assume complete internal responsibility for all of the services.

                                   ARTICLE 5

                                    GENERAL

         Section 5.01      Amendments; Non-Waiver.

                  (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each party, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) The failure of either party to enforce at any time or for any of the provisions hereof will not be construed to be a waiver of such provisions or of the right of such party thereafter to enforce each and every such provision.

         Section 5.02 Notices. All notices, requests, consents and other communications hereunder must be in writing and will be deemed to have been duly given (a) when received if personally delivered or sent by facsimile, (b) one business day after being sent by nationally recognized overnight delivery service, or (c) five business days after being sent by nationally registered or certified mail, return receipt requested, postage prepaid, and in each case addressed as follows (any party by written notice to the other party in the manner prescribed by this Section may change the address or the persons to whom notices thereof shall be directed):


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                  To EnPro at:              EnPro Industries, Inc.
                                            5605 Carnegie Boulevard, Suite 500
                                            Charlotte, North Carolina  28209
                                            Attention: General Counsel
                                            Fax Number: (704) 731-1500

                  with a copy to:           Robinson, Bradshaw & Hinson P.A.
                                            101 North Tryon Street, Suite 1900
                                            Charlotte, North Carolina 28246-1900
                                            Fax: (704) 378-4000
                                            Attention: Stephen M. Lynch, Esq.

                  To Goodrich at:           Goodrich Corporation
                                            Four Coliseum Centre
                                            2730 West Tyvola Road
                                            Charlotte, North Carolina  28217
                                            Attention: General Counsel
                                            Fax Number: (704) 423-7011

                  with a copy to:           Jones, Day, Reavis & Pogue
                                            North Point
                                            901 Lakeside Avenue
                                            Cleveland, Ohio 44114
                                            Fax: (216) 579-0212
                                            Attention: David P. Porter, Esq.


         Section 5.03 Governing Law. This Agreement will be construed and enforced in accordance with the internal substantive laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

         Section 5.04 Level of Service. Goodrich undertakes to use the same degree of care in rendering services under this Agreement as it respectively utilizes in rendering such services for its own operations and shall not be liable for any failure to provide services other than a failure caused by or attributable to its gross negligence or intentional misconduct or that of any of its affiliates, employees, officers or other agents. Nothing in this Agreement will require Goodrich to perform or cause to be performed any service in a manner that would constitute a violation of applicable laws.

         Section 5.05 Transitional Nature of Services; Changes. The parties acknowledge the transitional nature of the services and that either party may make changes from time to time in the manner of performing the services if such party is making similar changes in performing similar services for its own operations and if such party furnishes to the other party substantially the same notice (in content and timing) as such party furnishes to those part of its own operations respecting such changes.

         Section 5.06 Mutual Cooperation. EnPro, Goodrich and their respective affiliates shall cooperate with each other in connection with the performance of the services


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hereunder, including producing on a timely basis all information that is reasonably requested with respect to the performance of the services and the transition at the end of the Term; provided, however, that such cooperation must not unreasonably disrupt the normal operations of EnPro, Goodrich and their respective affiliates; provided, further, that the party requesting cooperation shall pay all reasonable out-of-pocket costs and expenses incurred by the party furnishing cooperation, unless otherwise expressly provided in this Agreement or the Distribution Agreement.

         Section 5.07 Independent Contractors. EnPro and Goodrich each acknowledge that they are separate entities, each of which has entered into this Agreement for independent business reasons. The relationships of EnPro to Goodrich and of Goodrich to EnPro hereunder are those of independent contractors and nothing contained herein shall be deemed to create a joint venture, partnership or any other relationship.

         Section 5.08 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

         Section 5.09 Entire Agreement. This Agreement supersedes and cancels any and all previous agreements, written or oral, between the parties relating to the subject matter hereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein or in the Distribution Agreement or the Ancillary Agreements has been made or relied upon by any party. This Agreement, the Distribution Agreement and the Ancillary Agreements express the complete and final understanding of the parties with respect to the subject matter thereto and may not be changed in any way, except by an instrument in writing signed by both parties.

         Section 5.10 Assignment. This Agreement and the rights and duties hereunder are binding upon and inure to the benefit of the successors and permitted assigns of each of the parties to this Agreement, but are not assignable or delegable by either party without the prior written consent of the other, which consent shall not be unreasonably withheld.

         Section 5.11 Interpretation. The headings contained in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement. Whenever the word "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation." Whenever a reference is made in this Agreement to a "party" or "parties," such reference shall be to a party or parties to this Agreement unless otherwise indicated. The use of any gender herein shall be deemed to be or include the other genders and the use of the singular herein shall be deemed to include the plural (and vice versa), wherever appropriate. Whenever a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated. The use of the words "hereof" and


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"herein" and words of similar import shall refer to this entire Agreement and not to any particular article, section, subsection, clause, paragraph or other subdivision of this Agreement, unless the context clearly indicates otherwise. Each party stipulates and agrees that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any party against the other, and that no party, including any drafting party, shall have the benefit of any legal presumption (including "meaning of the authors") or the detriment of any burden of proof by reason of any ambiguity or uncertain meaning contained in this Agreement.

         Section 5.12 Nonexclusive Remedies. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 5.13 Third-Party Beneficiaries. Nothing contained in this Agreement is intended to nor shall it confer upon any person or entity, other than the parties hereto and their respective subsidiaries, successors and permitted assigns, any benefit, right or remedies under or by reason of this Agreement.

         Section 5.14 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         Section 5.15 Survival. All covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.


                                       GOODRICH CORPORATION



                                       By:      /s/  Kenneth L. Wagner
                                          --------------------------------------
                                          Name:  Kenneth L. Wagner
                                          Title: Assistant Secretary



                                       ENPRO INDUSTRIES, INC.



                                       By:      /s/  Richard L. Magee
                                          --------------------------------------
                                          Name:  Richard L. Magee
                                          Title: Senior Vice President,
                                                 Secretary and General Counsel